                   [LETTERHEAD OF RICHARDS, LAYTON & FINGER]

                               One Rodney Square

                                 P.O. Box 551

                          Wilmington, Delaware 19899
                           Telephone (302) 658-6541
                           Telecopier (302) 658-6548
                          Writer's Direct Dial Number


                                  June 3, 1997



ReliaStar Financing II
c/o ReliaStar Financial Avenue South
Minneapolis, Minnesota 55401


          Re: ReliaStar Financing II
              ----------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for ReliaStar Financial Corp., a Delaware corporation (the "Corporation"), and ReliaStar Financing II, a Delaware business trust (the "Trust"), in connection with matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Trust of the Trust, dated May 8, 1997 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 8, 1997;

          (b) The Declaration of Trust of the Trust, dated as of May 8, 1997, by and among ReliaStar, as Sponsor, and the trustees of the Trust named therein;

          (c) The Amended and Restated Declaration of Trust of the Trust, dated as of June 3, 1997 (including Annexes I and II and Exhibit A thereto) (the "Declaration"), among ReliaStar, as Sponsor, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;
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ReliaStar Financing II
June 3, 1997
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          (d) The Underwriting Agreement, dated May 29, 1997 (the "Underwriting
Agreement"), among ReliaStar, the Trust and you, as representatives of the several underwriters named in Schedule A to the Underwriting Agreement;

          (e) The Pricing Agreement, dated May 29, 1997 (the "Pricing Agreement"), among ReliaStar, the Trust and you, as representatives of the several underwriters named in Schedule A to the Underwriting Agreement;

          (f) The Prospectus Supplement, dated May 29, 1997, which supplements the Prospectus, dated May 27, 1997 (together being collectively referred to as the "Prospectus"), relating to the 8.10% Trust Originated Preferred Securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"); and

          (g) A Certificate of Good Standing for the Trust, dated June 2, 1997, obtained from the Secretary of State.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation or organiza tion or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) except to the extent provided in paragraph 4 below, that each of the parties
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ReliaStar Financing II
June 3, 1997
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to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraph 5 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (each, a "Preferred Security Holder" and collectively, the "Preferred Security Holders") of an undivided beneficial interest in a fully-registered global Preferred Security deposited with The Depository Trust Company in the State of New York and the payment for such undivided beneficial interest in the Preferred Security acquired by it, in accordance with the Declaration and the Prospectus, and (vii) that the Preferred Securities are issued and sold in accordance with the Declaration and the Prospectus. We have not participated in the preparation of the Prospec tus and assume no responsibility for its contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.
(S) 3801, et seq.

          2. The Preferred Securities to be issued to the Preferred Security Holders have been duly authorized by the applicable Declaration and will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the applicable Trust.

          3. The Preferred Security Holders, as beneficial owners of a Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the applicable Declaration.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the
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ReliaStar Financing II
June 3, 1997
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rules and regulations of the Securities and Exchange Commission thereunder.
Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.


                                   Very truly yours,

                                   /s/ Richards, Layton & Finger


EAM/DKD